EXHIBIT 23(B)

                               SHUTTS & BOWEN LLP



                                November 13, 1995


World Fuel Services Corporation
700 South Royal Poinciana Boulevard
Suite 800
Miami Springs, FL 33166

                                Re:              FORM S-8 REGISTRATION STATEMENT

Ladies and Gentlemen:

                In connection with the Form S-8 Registration Statement to be filed by World Fuel Services Corporation with the Securities and Exchange Commission, Shutts & Bowen hereby consents to the inclusion of our opinion letter as an Exhibit to the Registration Statement and to the use of our name, and statements with respect to us, in the Registration Statement.

                                                         Very truly yours,

                                                         /s/ Shutts & Bowen LLP